CPI Aerostructures, Inc. 8-K

Exhibit 10.3

CPI AEROSTRUCTURES, INC.

91 Heartland Blvd.

Edgewood, New York 11717

July 7, 2016

Mr. Douglas McCrosson

Dear Mr. McCrosson:

Reference is made to the Employment Agreement between you and CPI Aerostructures, Inc. (the “Company”), dated March 5, 2014, as amended (the “Employment Agreement”).

The Employment Agreement is hereby terminated. From and after the date hereof, the Employment Agreement will be of no further force or effect, and the rights and obligations of each of you and the Company shall terminate.

Your employment by the Company as its President and Chief Executive Officer will continue on an at-will basis at your current annual base salary. Your bonus compensation for calendar year 2016 will be determined in accordance with Schedule A of the Employment Agreement. Your base salary, incentive bonus plan and other compensation for calendar year 2017 and thereafter will determined by the Compensation Committee of the Company’s Board of Directors.

Please confirm your agreement with the foregoing by signing below where indicated.

Sincerely,

CPI AEROSTRUCTURES, INC.

By:
Vincent Palazzolo
Chief Financial Officer

AGREED TO AND ACCEPTED:

Douglas McCrosson